Exhibit 99.1

Third Quarter Investor Relations Update
October 9, 2018

General Overview

●
Special items - The company expects its total pre-tax net special items in the third quarter will approximate $230 million[1]. Net special items principally include fleet restructuring expenses, merger integration expenses and mark-to-market adjustments for bankruptcy obligations and equity investments.

●
Revenue - Despite the impact from Hurricane Florence outlined below, the company now expects its third quarter total revenue per available seat mile (TRASM) to be up approximately 2.0 to 3.0 percent year-over-year vs. previous guidance of up 1.0 to 3.0 percent. The change in TRASM vs. previous guidance is due primarily to stronger domestic yields.

●	CASM - The company continues to expect third quarter consolidated CASM excluding fuel and special items to be up approximately 1.0 percent[1] year-over-year.

●
Liquidity - As of September 30, 2018, the company had approximately $7.4 billion in total available liquidity, comprised of unrestricted cash and investments of $4.9 billion and $2.5 billion in undrawn revolver capacity. The company also had a restricted cash position of $154 million.

●	Shares outstanding - The fully diluted weighted average sharecount for the third quarter was approximately 462 million.

●
Storm Impact - In September, the company cancelled approximately 2,100 flights due to the impact of Hurricane Florence. These cancellations reduced third quarter revenue by approximately $55 million and TRASM by approximately 50 basis points. Taking into account lower costs due to fewer departures, the negative impact to pre-tax income was approximately $50 million.

Notes:

1.	For a reconciliation of special items (including the company’s estimates for the third quarter), please see the GAAP to non-GAAP reconciliation at the end of this document.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Third Quarter Investor Relations Update
October 9, 2018

3rd Quarter 2018
	Previous Guidance	Current Guidance
	7/26/2018	10/9/2018
Consolidated Guidance[1]
Available Seat Miles (ASMs) (bil)	~75.5	~75.0
Cargo Revenues ($ mil)[2]	~255	~255
Other Revenues ($ mil)[2]	~690	~740
Total Revenue per ASM (TRASM)	+1% to +3%	+2% to +3%
Average Fuel Price (incl. taxes) ($/gal)	2.22 to 2.27	2.28 to 2.33
Fuel Gallons Consumed (mil)	~1,194	~1,191
CASM ex fuel and special items (YOY % change)[3]	0% to +2%	0% to +2%
Interest Income ($ mil)	~(27)	~(29)
Interest Expense ($ mil)	~261	~265
Other Non-Operating (Income)/Expense ($ mil)[4]	~(76)	~(58)
Pre-tax Margin	+5% to +7%	+5% to +7%

CAPEX Guidance ($ mil) Inflow/(Outflow)
Non-Aircraft CAPEX	~(498)	~(470)
Gross Aircraft CAPEX & net PDPs	~(566)	~(551)
Assumed Aircraft Financing	~638	~588
Net Aircraft CAPEX & PDPs[5]	~71	~37
Notes:

1.	Includes guidance on certain non-GAAP measures, which exclude special items. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Cargo/Other revenue includes cargo revenue, loyalty program revenue, and contract services.
3.	CASM ex fuel and special items is a non-GAAP financial measure.
4.
Other Non-Operating (Income)/Expense primarily includes non-service related pension and retiree medical benefit income/costs, gains and losses from foreign currency, and income/loss from the company’s approximate 25% ownership interest in Republic Airways Holdings Inc.

5.	Numbers may not recalculate due to rounding.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Third Quarter GAAP to Non-GAAP Reconciliation
October 9, 2018
The company sometimes uses financial measures that are derived from the consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The table below presents the reconciliation of total operating costs (GAAP measure) to total operating costs excluding special items and fuel (non-GAAP measure). Management uses total operating costs excluding special items and fuel to evaluate the company's current operating performance and for period-to-period comparisons. The price of fuel, over which the company has no control, impacts the comparability of period-to-period financial performance. Additionally, special items may vary from period-to-period in nature and amount. These adjustments to exclude aircraft fuel and special items allow management an additional tool to better understand and analyze the company’s non-fuel costs and core operating performance. Additionally, the table below presents the reconciliation of other non-operating expense (GAAP measure) to other non-operating expense excluding special items (non-GAAP measure). Management uses this non-GAAP financial measure to evaluate the company’s current performance and to allow for period-to-period comparisons. As special items may vary from period-to-period in nature and amount, the adjustment to exclude special items allows management an additional tool to better understand the company’s core operating performance.

American Airlines Group Inc. GAAP to Non-GAAP Reconciliation

	3Q18 Range
	Low	High
Consolidated[1]
Consolidated operating expenses	$10,813	$11,030
Less fuel expense	2,715	2,775
Less special items	215	215
Consolidated operating expense excluding fuel and special items	7,883	8,040
Consolidated CASM (cts)	14.42	14.71
Consolidated CASM excluding fuel and special items (Non-GAAP) (cts)	10.51	10.72
YOY (%)	0.0%	2.0%
Consolidated ASMs (bil)	75.0	75.0

Other non-operating (income)/expense[1]
Other non-operating (income)/expense	$(43)	$(43)
Less special items	15	15
Other non-operating (income)/expense excluding special items	(58)	(58)

Notes:	Amounts may not recalculate due to rounding.
1.	Net special items principally include fleet restructuring expenses, merger integration expenses and mark-to-market adjustments for bankruptcy obligations and equity investments

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements
October 9, 2018
Cautionary Statement Regarding Forward-Looking Statements
This document includes forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (especially in Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A. Risk Factors) and other risks and uncertainties listed from time to time in the company's other filings with the Securities and Exchange Commission. There may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

Please refer to the footnotes and the forward looking statements page of this document for additional information